 Press Release
For Immediate Release
                                                                                                  Contact: D. Linn Wiley
                                                                                                                  President and CEO
                                                                                                                  (909) 980-4030

CVB Financial Corp. Reports Second Quarter Operating Results

Ontario, CA, July 16, 2003-CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank, announced record results for the second quarter of 2003. This included record deposits, record loans, record assets and record earnings. It was the 45th consecutive quarter of record earnings for the Company.

CVB Financial Corp. reported net income of $12.5 million for the second quarter ending June 30, 2003. This represents an increase of $900,000, or 7.58%, when compared with the $11.6 million in net income reported for the second quarter of 2002. Diluted earnings per share were $0.28 for the second quarter of 2003. This is up $0.02, or 7.69%, when compared with earnings per share of $0.26 for the second quarter of 2002. Earnings results for the second quarter of 2003 produced a return on beginning equity of 18.87%, a return on average equity of 18.43% and a return on average assets of 1.48%. The efficiency ratio for the second quarter was 48.23%.

Net income for the six months ending June 30, 2003 was $25.2 million. This represents an increase of $1.3 million, or 5.29%, when compared with net earnings of $24.0 million for the first half of 2002. Diluted earnings per share were $0.57. This was up $0.03, or 5.56%, from diluted earnings per share of $0.54 for the same period last year. Net income for the first half of 2003 produced a return on beginning equity of 19.58%, a return on average equity of 18.82% and a return on average assets of 1.57%. The efficiency ratio for the first half was 47.36%.

During the first six months of 2002, the Company realized a net gain after taxes of $1.8 million from the sale of securities. This increased earnings from $22.2 million from operations to the $24.0 million total for the six-month period. In the first six months of this year, the net gain after taxes from securities sales was $477,000. This increased net income from $24.7 million from operations to a total of $25.2 million for the first six months ended June 30, 2003. Net income from operations for the first six months of 2003 of $24.7 million was up $2.5 million, or 11.26%, over the net income from operations for the first six months of 2002 of $22.2 million.

At June 30, 2003, total assets were $3.52 billion. This represents an increase of $656.7 million, or 22.97%, over the $2.86 billion in total assets reported on June 30, 2002. Total deposits rose to $2.41 billion. This is up $295.7 million, or 14.00%, from $2.11 billion last year. Gross loans and leases grew to $1.50 billion as of June 30, 2003. This is an increase of $238.5 million, or 18.85%, from $1.27 billion in gross loans and leases on June 30, 2002. The Wealth Management Group has approximately $1.0 billion in assets under administration.

CVB Financial Corp reported non-performing assets of $1.1 million as of June 30, 2003. This represents a ratio of non-performing assets to total assets of 0.03%, and it represents 0.07% of gross loans and leases. The allowance for loan and lease losses was $20.8 million as of June 30, 2003. This represents 1.38% of gross loans and leases, and it compares with 1.88% on June 30, 2002. Non-performing loans and leases were 5.41% of the allowance for loan and lease losses.

Citizens Business Bank is the largest financial institution headquartered in the Inland Empire Region of Southern California. It serves 26 cities with 33 business financial centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. It’s subsidiary, Golden West Financial Services, provides vehicle leasing, equipment leasing and real estate loan services. Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF.

Safe Harbor

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from the projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of CVB Financial Corp., including its Annual Report on Form 10-K for the year ended December 31, 2002, and particularly the discussion on risk factors within that document.

CVB FINANCIAL CORP.
CONSOLIDATED BALANCE SHEET
(unaudited)
dollars in thousands
	June 30
	2003	2002
Assets:
Federal funds sold and reverse repos	$ 0	$ 34,200
Investment Securities available-for-sale	1,824,539	1,386,427
Loans and lease finance receivables	1,504,116	1,265,605
Less allowance for credit losses	(20,808)	(23,780)

Net loans and lease finance receivables	1,483,308	1,241,825

Total earning assets	3,307,847	2,662,452
Cash and due from banks	114,012	121,499
Premises and equipment, net	31,602	29,211
Goodwill and intangibles	15,404	11,610
Other assets	46,362	33,738

TOTAL	$ 3,515,227	$ 2,858,510

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Demand Deposits(noninterest-bearing)	$ 1,008,555	$ 832,082
Investment Checking	204,529	161,144
Savings/MMDA	642,979	603,745
Time Deposits	551,107	514,543

Total Deposits	2,407,170	2,111,514
Other borrowings	787,000	449,000
Other liabilities	49,258	56,613

Total Liabilities	3,243,428	2,617,127
Stockholders' equity:
Stockholders' equity	249,203	220,360
Accumulated other comprehensive income
(loss), net of tax	22,596	21,023

	271,799	241,383

TOTAL	$ 3,515,227	$ 2,858,510

CVB FINANCIAL CORP.
CONSOLIDATED AVERAGE BALANCE SHEET
(unaudited)
dollars in thousands
	Three months ended June 30		Six months ended June 30
	2003	2002	2003	2002
Assets:
Federal funds sold and reverse repos	$ 8,681	$ 11,538	4,807	$ 33,127
Investment securities available-for-sale	1,714,885	1,294,392	1,582,174	1,219,325
Loans and lease finance receivables	1,481,196	1,150,845	1,457,773	1,155,894
Less allowance for credit losses	(21,384)	(21,278)	(21,522)	(20,982)

Net loans and lease finance receivables	1,459,812	1,129,567	1,436,251	1,134,912

Total earning assets	3,183,378	2,435,497	3,023,232	2,387,364
Cash and due from banks	108,140	102,809	110,254	102,594
Premises and equipment, net	31,128	29,573	30,505	29,867
Other real estate owned, net	0	0	0	0
Goodwill and intangibles	15,490	6,396	15,611	6,420
Other assets	65,380	33,748	61,549	30,278

TOTAL	$ 3,403,516	$ 2,608,023	$ 3,241,151	$ 2,556,523

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$ 916,311	$ 770,938	904,966	$ 751,151
Interest-bearing	1,426,371	1,175,312	1,410,219	1,157,105

Total Deposits	2,342,682	1,946,250	2,315,185	1,908,256
Other borrowings	705,508	391,818	586,932	381,176
Other liabilities	82,919	39,538	68,796	37,520

Total Liabilities	3,131,109	2,377,606	2,970,913	2,326,952
Stockholders' equity:
Stockholders' equity	248,932	219,916	245,690	217,409
Accumulated other comprehensive income
(loss), net of tax	23,475	10,501	24,548	12,162

	272,407	230,417	270,238	229,571

TOTAL	$ 3,403,516	$ 2,608,023	3,241,151	$ 2,556,523

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
dollar amounts in thousands, except per share
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2003	2002	2003	2002
Interest Income:
Loans, including fees	$23,813	$21,183	$47,633	$42,307
Investment securities:
Taxable	12,802	12,400	25,186	23,536
Tax-advantaged	4,021	3,952	8,150	8,056

Total investment income	16,823	16,352	33,336	31,592
Federal funds sold	28	54	40	320

Total interest income	40,664	37,589	81,009	74,219
Interest Expense:
Deposits	4,266	5,315	8,782	10,607
Borrowings	5,851	4,827	10,441	9,530

Total interest expense	10,117	10,142	19,223	20,137

Net interest income before provision for credit losses	30,547	27,447	61,786	54,082
Provision for credit losses	0	0	0	0

Net interest income after
provision for credit losses	30,547	27,447	61,786	54,082
Other Operating Income:
Service charges on deposit accounts	3,749	3,456	7,445	6,755
Wealth Management services	925	959	1,972	1,971
Gain(Loss) on sale of securities	29	25	823	3,096
Gain on sale of other real estate owned	0	0	0	0
Other	1,777	1,860	3,129	2,963

Total other operating income	6,480	6,300	13,369	14,785
Other operating expenses:
Salaries and employee benefits	9,907	8,637	19,895	17,149
Occupancy	1,621	1,593	3,172	3,128
Equipment	1,579	1,440	3,071	2,893
Professional services	1,302	1,182	1,983	2,063
Goodwill Amortization	204	40	315	79
Other	3,245	3,131	7,161	6,205

Total other operating expenses	17,858	16,023	35,597	31,517

Earnings before income taxes	19,169	17,724	39,558	37,350
Income taxes	6,649	6,085	14,334	13,393

Net earnings	$12,520	$11,639	$25,224	$23,957

Basic earnings per common share	$ 0.29	$ 0.26	$ 0.58	$ 0.54

Diluted earnings per common share	$ 0.28	$ 0.26	$ 0.57	$ 0.54

Cash dividends per common share	$ 0.12	$ 0.14	$ 0.24	$ 0.28

All per share information has been retroactively adjusted to reflect the 5-for-4 stock split declared on December 19, 2002.

CVB FINANCIAL CORP.
CONSOLIDATED FINANCIAL DATA
(unaudited)
dollar amounts in thousands, except per share

	Three months ended June 30		Six months ended June 30
	2003	2002	2003	2002
Interest income - (Tax Effective)(te)	$ 42,071	$ 38,972	$ 83,862	$ 77,039
Interest Expense	10,117	10,142	19,223	20,137

Net Interest income - (te)	$ 31,954	$ 28,830	$ 64,639	$ 56,902

Gain(Loss) on sale of securities	$ 29	$ 25	$ 823	$ 3,096
Gain on sale of OREO	$ 0	$ 0	$ 0	$ 0

Return on average assets	1.48%	1.79%	1.57%	1.89%
Return on average equity	18.43%	20.26%	18.82%	21.04%
Efficiency ratio	48.23%	47.48%	47.36%	45.77%
Net interest margin (te)	4.00%	4.79%	4.31%	4.76%

Weighted average shares outstanding
Diluted	44,631,733	44,592,684	44,594,295	44,677,613
Basic	43,778,659	43,643,959	43,707,780	43,740,506
Dividend payout ratio	41.93%	41.99%	41.84%	44.67%

Number of shares outstanding-EOP	43,740,020	43,627,329
Book value per share	$6.21	$5.53

	June 30
	2003	2002
Non-performing Assets (dollar amount in thousands):
Non-accrual loans	$ 1,126	$ 835
Loans past due 90 days or more
and still accruing interest	0	1
Restructured loans	0	0
Other real estate owned (OREO), net	0	0

Total non-performing assets	$ 1,126	$ 836

Percentage of non-performing assets
to total loans outstanding and OREO	0.07%	0.07%
Percentage of non-performing
assets to total assets	0.03%	0.03%
Non-performing loans to
allowance for loan losses	5.41%	3.51%
Net loan losses to Average loans	0.12%	-0.17%
Allowance for Credit Losses at Beginning of Period:
Citizens Business Bank	$ 21,666	$ 20,469
Acquisition of Western Security Bank	2,325
Total Loans Charged-Off	1,309	54
Total Loans Recovered	(451)	(1,040)

Net Loans Charged-Off	858	(986)
Provision Charged to Operating Expense	0	0

Allowance for Credit Losses at End of period	$ 20,808	$ 23,780